EXHIBIT 10.1

FOURTH AMENDMENT
TO
LOAN AGREEMENT

                    This Fourth Amendment to Loan Agreement is entered into as of September 30, 2004 (the “Amendment”), by and among COMERICA BANK, successor by merger to Comerica Bank – California (“Bank”), SAFEGUARD DELAWARE, INC. (“Safeguard Delaware”) and SAFEGUARD SCIENTIFICS (DELAWARE), INC. (“Safeguard Scientifics”; Safeguard Scientifics and Safeguard Delaware are sometimes referred to, individually, as a “Borrower” and collectively, the “Borrowers”).

RECITALS

                    Borrowers and Bank are parties to that certain Loan Agreement dated as of May 10, 2002, as amended, including without limitation by a First Amendment to Loan Agreement dated as of May 9, 2003, a Second Amendment to Loan Agreement dated as of February 12, 2004, and a Third Amendment to Loan Agreement dated as of May 8, 2004 (as so amended, the “Agreement”). The parties desire to further amend the Agreement in accordance with the terms of this Amendment.

                    NOW, THEREFORE, the parties agree as follows:

                    1.           The following definitions are hereby added to or amended in Section 1.1 of the Agreement to read as follows:

                              “Credit Extension” means each Advance, Letter of Credit, Private Partner Guaranty, Facility 2 Letter of Credit, or any other extension of credit by Bank for the benefit of Borrowers hereunder.

                              “Facility 2 Letter of Credit Line” means aggregate Credit Extensions of up to Ten Million Dollars ($10,000,000).

                              “Facility 2 Letter of Credit Maturity Date” means May 9, 2005.

                              “Revolving Line” means aggregate Credit Extensions of up to Forty Five Million Dollars ($45,000,000).

                              “Revolving Maturity Date” means May 9, 2005.

                    2.           A new Section 2.1(c) is hereby added to the Agreement to read as follows:

                              (c)           Facility 2 Letters of Credit.

                                              (i)           Subject to the terms and conditions of this Agreement, at any time prior to the Facility 2 Letter of Credit Maturity Date, Bank agrees to issue or cause to be issued letters of credit for the account of a Borrower (each, a “Facility 2 Letter of Credit” and collectively, the “Facility 2 Letters of Credit”) in an aggregate outstanding face amount (including any drawn but unreimbursed amounts) not to exceed the Facility 2 Letter of Credit Line. All Facility 2 Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard application and letter of credit agreement, as amended (the “Application”), which Borrowers hereby agree to execute, including Bank’s standard fee equal to 0.50% per annum of the face amount of each Facility 2 Letter of Credit. To the extent there is a conflict between this Agreement and the Application, the terms of this Agreement shall govern. Any drawn but unreimbursed amounts under a Facility 2 Letter of Credit will accrue interest at the Prime Rate, which interest shall be payable monthly on the first (1st) day of each month. Payment of interest shall not relieve Borrower of its obligation to reimburse Bank immediately for any drawing made under a Facility 2 Letter of Credit. Prior to the Facility 2 Letter of Credit Maturity Date, Borrowers shall secure in cash all obligations under any outstanding Facility 2 Letters of Credit on terms acceptable to Bank. At such time after the Facility 2 Letter of Credit Maturity Date as all remaining Facility 2 Letters of Credit have been secured by cash collateral as set forth in the preceding sentence, and so long as all other Obligations have been repaid in full, Bank’s security interest in all of Borrowers’ assets other than such cash collateral shall immediately terminate, and Bank shall take all actions reasonably necessary to effect such termination. Borrowers may not request cash advances under the Facility 2 Letter of Credit Line.

                                              (ii)           The obligation of Borrowers to reimburse Bank for drawings made under Facility 2 Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Facility 2 Letters of Credit, under all circumstances whatsoever. Borrowers shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any Facility 2 Letters of Credit, except for expenses caused by the gross negligence or willful misconduct of Bank, its employees, agents and representatives.

                    3.           Section 2.4(a) of the Agreement is hereby amended in its entirety to read as follows:

                              (a)           Commitment Fee. Borrowers shall pay to Bank a Commitment Fee equal to 0.0125% per annum of the average unused portion of the Revolving Line and the Facility 2 Letter of Credit Line. Such fee shall be payable in quarterly installments on the last day of each quarter or, in the case of the quarter in which the final maturity of the Obligations falls, on such final maturity date. Each quarterly installment shall be calculated on the average unused portion of the Revolving Line plus the average unused portion of the Facility 2 Letter of Credit Line during such quarter (provided that such fee shall be waived in any quarter in which the average daily balance of Borrowers’ deposits with Bank in such quarter exceeds $20,000,000); and

                    4.           A new Section 3.3 is hereby added to the Agreement to read as follows:

              3.3           Additional Condition Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension is subject to the condition precedent that the balance of Borrower’s cash and Cash Equivalents be such that Borrowers will be in compliance with Section 5.8 both before and after the making of the requested Credit Extension.

                    5.           Sections 5.7 and 5.8 of the Agreement are hereby amended to read as follows:

              5.7           [Intentionally Omitted.]

              5.8           Depository Balances. At all times during the term of this Agreement, Borrowers, collectively, shall maintain in unrestricted deposit accounts maintained by Bank, or in certificates of deposit issued by Bank, a balance of cash and Cash Equivalents that is at least equal to the outstanding balance of the Credit Extensions (including without limitation any contingent obligations such as letters of credit and private partner guaranties). Borrowers shall maintain their principal depository accounts with Bank. Each Borrower authorizes Bank to decline to honor any checks, drafts or other items of payment or directions to wire or otherwise transfer funds from Bank if and to the extent that, after giving effect to the payment of any such item or transfer of such funds, Borrowers would not be in compliance with this Section.

                    6.           Exhibit B to the Agreement is hereby amended to read as Exhibit B attached hereto.

                    7.           As set forth in Section 8.6 of the Agreement, Borrowers have granted and continue to grant to Bank a security interest in all deposit accounts, money market accounts, certificates of deposit, and any other accounts held by a Borrower or Borrowers at Bank, together with all property now or in the future held therein and all substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing, as security for the prompt performance of the Obligations, including without limitation the additional Obligations under the Facility 2 Letter of Credit Line.

                    8.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Each Borrower ratifies and reaffirms the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement.

                    9.           Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement (other than those that relate to a specific date, which representations and warranties are true and correct as of such date) are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

                    10.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                    11.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                                      (a)           this Amendment, duly executed by Borrowers;

                                      (b)           Resolutions to Borrow from each Borrower;

                                      (c)           Disbursement Instructions and Auto-Debit Authorization;

                                      (d)           an Affirmation and Amendment of Guaranty;

                                      (e)           an opinion of counsel to Borrowers and Guarantor;

                                      (f)           an amount equal to all Bank Expenses incurred through the date of this Amendment; and

                                      (g)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SAFEGUARD DELAWARE, INC.

By:	/s/ Steve Grenfell

Title:	Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Steve Grenfell

Title:	Vice President

COMERICA BANK

By:	/s/ Talene Salmastlian

Title:	Corporate Banking Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	SAFEGUARD DELAWARE, INC. & SAFEGUARD SCIENTIFICS (DELAWARE), INC.

               The undersigned authorized officer of SAFEGUARD DELAWARE, INC. and SAFEGUARD SCIENTIFICS (DELAWARE), INC. hereby certifies that in accordance with the terms and conditions of the Loan Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                                        with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Guarantor:
10(Q)	Quarterly within 45 days (excluding fye)	Yes	No
10(K)	FYE within 90 days	Yes	No

Borrowers:
Quarterly consolidating financials	Quarterly within 45 days (excluding fye)	Yes	No
FYE consolidating financials	FYE within 90 days	Yes	No

Financial Covenant	Required	Actual	Complies

Minimum Unrestricted Cash at Bank (continuous)	1x Outstanding Credit Extensions (inc. Private Partner Guaranties and letters of credit)	$	Yes	No
Maximum private company impairment charges, excluding mandatory FASB 142 charges	$50,000,000 over term of Agreement	$	Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

BANK USE ONLY

Received by:

AUTHORIZED SIGNER
Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status	Yes	No